SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 18, 2016

VARIAN MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year.

On November 18, 2016, the Board of Directors of Varian Medical Systems, Inc. (the “Company”) amended the Company’s By-Laws (the “By-Laws”) to implement a majority voting standard in uncontested elections. Beginning at the annual meeting of stockholders in 2018 (the “2018 Annual Meeting”), a director nominee may be elected only upon the affirmative vote of a majority of the total votes cast, which means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. Votes cast do not include abstentions or shares as to which a shareholder gives no authority or discretion, including “broker non-votes.” Prior to the 2018 Annual Meeting, members of the Board will continue to be elected by a plurality of votes cast, whether or not the election was contested, and the By-laws will retain plurality voting for contested director elections.

Incumbent directors who fail to receive a majority of votes are required to promptly tender a letter of resignation to the Board, and the Nominating and Corporate Governance Committee of the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. Taking into account the recommendation of the Nominating and Corporate Governance Committee, the Board will determine whether to accept or reject any such resignation, or what other action should be taken within 90 days from the date of the certification of election results.

The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the By-Laws, attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01. Other Events.

On November 18, 2016, the Company’s Board authorized the repurchase of an additional eight million shares of the Company’s common stock commencing on January 1, 2017. Stock repurchases may be made in the open market, in privately negotiated transactions, including accelerated share repurchase programs, or in Rule 10b5-1 share repurchase plans, and may be made from time to time or in one or more larger blocks. Repurchases are expected to be made in accordance with Rule 10b-18 and may include plans designed to satisfy the Rule 10b5-1 safe harbor. Shares will be retired upon repurchase.

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On November 21, 2016, the Company issued a press release entitled “Varian Medical Systems Board of Directors Authorizes Repurchase of Additional 8 Million Shares of Stock.” A copy of the press release is attached as Exhibit 99.1 and incorporated by reference into this item.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

3.1       By-Laws of Varian Medical Systems, Inc.

99.1     Press Release dated November 21, 2016 entitled “Varian Medical Systems Board of Directors Authorizes Repurchase of Additional 8 Million Shares of Stock.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ John W. Kuo
Name:	John W. Kuo
Title:	Senior Vice President, General Counsel and
Corporate Secretary

Dated: November 21, 2016

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EXHIBIT INDEX

Number	Exhibit
3.1	By-Laws of Varian Medical Systems, Inc.
99.1	Press Release dated November 21, 2016 entitled “Varian Medical Systems Board of Directors Authorizes Repurchase of Additional 8 Million Shares of Stock.”